Exhibit 99.1

Encore Capital Group Announces Second Quarter Financial Results

•	Collections Rise 16% to $278 Million

•	GAAP EPS of $0.44 per Fully Diluted Share

•	EPS of $0.85 per Fully Diluted Share After One-Time and Non-Cash Adjustments

•	Asset Acceptance Transaction Closes

•	Cabot Acquisition Accelerates Growth Trajectory and Solidifies Global Leadership Position

SAN DIEGO, August 8, 2013—Encore Capital Group, Inc. (Nasdaq: ECPG), a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the second quarter ended June 30, 2013.

“For the quarter, we delivered strong financial results, while making strategic investments designed to build a global platform for continued growth,” said Ken Vecchione, Encore’s President and Chief Executive Officer. “We saw solid growth in collections and revenue and continued to reduce our cost to collect.”

“During the quarter, we successfully closed our acquisition of Asset Acceptance,” Vecchione said. “This allowed us to secure a significant portion of our 2013 portfolio purchasing goal at an attractive return and accelerate the rollout of our Internal Legal platform. We expect our combined organization to be operating at Encore’s lower cost-to-collect within the next three to four quarters. The acquisition of Asset Acceptance increased Encores Estimated Remaining Collections (“ERC”) by almost $1 billion, to more than $2.7 billion as of June 30, 2013.”

“The July 1, 2013 acquisition of a controlling interest in Cabot Credit Management (“Cabot”), a leader in the UK debt recovery market, represents a major milestone for Encore as the Company entered the UK market for the first time,” Vecchione continued. “Together, these activities accelerate our growth trajectory, making Encore a global leader in the consumer debt purchase and recovery industry.” The acquisition of the controlling interest in Cabot increased Encore’s ERC to more than $3.3 billion after deducting the ERC attributable to the minority interest.

During the quarter, the Company completed the placement of $150 million in convertible notes, and in July 2013, the initial purchasers exercised, in full, their option to purchase an additional $22.5 million in convertible notes. “We were able to raise long-term capital on very attractive terms, a 3% cash coupon, a 7-year term and a 30% conversion premium,” said Paul Grinberg, the Company’s Executive Vice President and Chief Financial Officer. “As a result of strong demand, we were able to upsize the transaction from $110 million. The market’s recognition of Encore’s success builds the foundation for our next stages of growth.” In connection with the convertible note offering, the Company entered into capped call transactions, which will ensure that there is no economic dilution from the offering unless Encore’s share price reaches $61.52.

Second Quarter of 2013 Highlights:

•	Gross collections from the portfolio purchasing and recovery business were $278.4 million, a 16% increase over the $240.6 million in the same period of the prior year.

•	Investment in receivable portfolios was $423.1 million, which included the acquisition of Asset Acceptance’s receivable portfolios, to purchase $68.9 billion in face value of debt,

Encore Capital Group, Inc.

compared to $231.0 million, to purchase $6.0 billion in face value of debt in the same period of the prior year.

•

Propel Financial Services deployed $60.3 million in the quarter, $19.8 million of which were in the origination of tax lien transfers and $40.5 million of which were in the acquisition of tax lien certificates. Propel now operates in four states, in addition to the state of Texas.

•

Available capacity under the Company’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $167.9 million as of June 30, 2013. Total debt, consisting of the revolving credit facility, senior secured notes convertible notes, and capital lease obligations, was $1.1 billion as of June 30, 2013, compared with $706.0 million as of December 31, 2012. Cash and cash equivalents were $222.2 million as of June 30, 2013, compared with $17.5 million as of December 31, 2012.

•

Revenue from receivable portfolios was $152.0 million, a 10% increase over the $138.7 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, decreased to approximately 53.3% from 57.2% in the same period of the prior year.

•

Total operating expenses were $126.2 million, a 23% increase over the $102.8 million in the same period of the prior year. Adjusted Operating Expenses (defined as operating expenses excluding stock-based compensation expense, tax lien business segment operating expenses, one-time charges, and acquisition and integration related operating expenses of $18.1 million), per dollar collected, decreased to 38.8% compared to 39.5% in the same period of the prior year.

•

Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time charges, and acquisition related expenses) was $177.2 million, a 20% increase over the $147.9 million in the same period of the prior year.

•	Total interest expense increased to $7.5 million, as compared to $6.5 million in the same period of the prior year.

•

Net income from continuing operations was $11.0 million, or $0.44 per fully diluted share, compared to income from continuing operations of $19.0 million, or $0.74 per fully diluted share in the same period of the prior year. Adjusted Income from Continuing Operations per Share (defined as income from continuing operations excluding non-cash interest and issuance cost amortization relating to our convertible notes, and one-time legal, advisory, consulting, acquisition, hedging, and integration related expenses, all net of tax) per fully diluted share, was $0.85.

•	Total stockholders’ equity per share was $20.53 at the end of the quarter, a 31% increase over $15.71 at December 31, 2012.

Additional information:

Certain events affected the comparability of 2013 versus 2012 quarterly results, as outlined below. For a more detailed comparison of 2013 versus 2012 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Encore Capital Group, Inc.

•	In the second quarter of 2013, the Company incurred certain one-time and non-cash costs in the amount of $16.9 million, including:

•	Legal and advisory fees related to the acquisition of a controlling interest in Cabot of $3.1 million;

•	Costs of hedging the British Pound Sterling, relating to the acquisition of a controlling interest in Cabot of $3.6 million;

•	Legal, advisory, integration and consulting fees, and severance costs related to the acquisition of Asset Acceptance of $9.0 million; and

•	Convertible notes non-cash interest and issuance cost amortization of $900,000.

Conference Call and Webcast

The Company will hold a conference call and slide presentation today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss second quarter results.

Members of the public are invited to access the live webcast via the Internet, by logging on at the Investor Relations page of Encore’s website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (877) 670-9781 or (631) 456-4378. For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 17331672. A replay of the webcast will also be available shortly after the call on the Company’s website.

Non-GAAP Financial Measures

This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Adjusted Income from Continuing Operations per Share because management believes that investors regularly rely on this measure to assess operating performance, in order highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Adjusted EBITDA, Adjusted Operating Expenses and Adjusted Income from Continuing Operations per Share have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group is a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services, LLC subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans, and purchases delinquent tax liens directly from select taxing authorities. Through its Cabot Credit Management subsidiary in the United Kingdom, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom and Ireland. Encore’s success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly-efficient operating model and proven investment strategy, and the Company’s demonstrated commitment to conducting business ethically and in ways that support its consumers’ financial recovery.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$222,171	$17,510
Investment in receivable portfolios, net	1,096,698	873,119
Deferred court costs, net	40,056	35,407
Receivables secured by property tax liens, net	198,065	135,100
Property and equipment, net	36,788	23,223
Other assets	91,881	31,535
Goodwill	119,788	55,446

Total assets	$1,805,447	$1,171,340

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$76,846	$45,450
Deferred tax liabilities, net	104,303	8,236
Debt	1,107,659	706,036
Other liabilities	6,269	5,802

Total liabilities	1,295,077	765,524

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,252 shares and 23,191 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	253	232
Additional paid-in capital	163,753	88,029
Accumulated earnings	349,789	319,329
Accumulated other comprehensive loss	(3,425)	(1,774)

Total stockholders’ equity	510,370	405,816

Total liabilities and stockholders’ equity	$1,805,447	$1,171,340

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Revenue from receivable portfolios, net	$152,024	$138,731	$292,707	$265,136
Other revenue	380	183	681	188
Interest income—tax lien business	5,051	2,982	9,766	2,982
Interest expense—tax lien business	(1,334)	(650)	(2,447)	(650)

Net interest income—tax lien business	3,717	2,332	7,319	2,332

Total revenues	156,121	141,246	300,707	267,656

Operating expenses
Salaries and employee benefits	32,969	25,190	61,801	47,494
Cost of legal collections	44,483	41,024	86,741	79,659
Other operating expenses	13,797	12,427	27,062	24,025
Collection agency commissions	5,230	4,166	8,559	8,125
General and administrative expenses	27,601	18,582	43,943	32,240
Depreciation and amortization	2,158	1,420	4,004	2,660

Total operating expenses	126,238	102,809	232,110	194,203

Income from operations	29,883	38,437	68,597	73,453

Other (expense) income
Interest expense	(7,482)	(6,497)	(14,336)	(12,012)
Other (expense) income	(4,122)	(106)	(3,963)	161

Total other expense	(11,604)	(6,603)	(18,299)	(11,851)

Income from continuing operations before income taxes	18,279	31,834	50,298	61,602
Provision for income taxes	(7,267)	(12,846)	(19,838)	(24,506)

Income from continuing operations	11,012	18,988	30,460	37,096
Loss from discontinued operations, net of tax	—	(2,392)	—	(9,094)

Net income	$11,012	$16,596	$30,460	$28,002

Weighted average shares outstanding:
Basic	23,966	24,919	23,707	24,850
Diluted	24,855	25,825	24,652	25,822
Basic earnings (loss) per share from:
Continuing operations	$0.46	$0.76	$1.28	$1.49
Discontinued operations	$—	$(0.09)	$—	$(0.36)

Net basic earnings per share	$0.46	$0.67	$1.28	$1.13

Diluted earnings (loss) per share from:
Continuing operations	$0.44	$0.74	$1.24	$1.44
Discontinued operations	$—	$(0.10)	$—	$(0.36)

Net diluted earnings per share	$0.44	$0.64	$1.24	$1.08

Other comprehensive loss:
Unrealized loss on derivative instruments, net of tax	(1,574)	(1,790)	(954)	(1,108)
Unrealized loss on foreign currency translation, net of tax	(583)	—	(697)	—

Other comprehensive loss, net of tax	(2,157)	(1,790)	(1,651)	(1,108)

Comprehensive income	$8,855	$14,806	$28,809	$26,894

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income	$30,460	$28,002
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,004	2,660
Impairment charge for goodwill and identifiable intangible assets	—	10,400
Amortization of loan costs and premium on receivables secured by tax liens	3,550	1,210
Stock-based compensation expense	5,180	4,805
Recognized loss on termination of derivative contract	3,630	—
Deferred income taxes	(3,297)	89
Excess tax benefit from stock-based payment arrangements	(3,848)	(1,689)
Loss on sale of discontinued operations	—	2,416
Reversal for allowances on receivable portfolios, net	(4,680)	(789)
Changes in operating assets and liabilities, net of effects of acquisition
Other assets	(8,502)	298
Deferred court costs	1,492	(1,664)
Prepaid income tax and income taxes payable	(19,559)	(6,455)
Accounts payable, accrued liabilities and other liabilities	2,821	5,322

Net cash provided by operating activities	11,251	44,605

Investing activities:
Cash paid for acquisition, net of cash acquired	(293,329)	(185,990)
Purchases of receivable portfolios	(100,650)	(361,446)
Collections applied to investment in receivable portfolios	260,531	207,205
Proceeds from put-backs of receivable portfolios	2,454	1,625
Originations and purchases of receivables secured by tax liens	(87,961)	(14,072)
Collections applied to receivables secured by tax liens	27,097	7,467
Payment on termination of derivative contract	(3,630)	—
Purchases of property and equipment	(5,335)	(2,595)
Purchases of intangible assets	(1,900)	—

Net cash used in investing activities	(202,723)	(347,806)

Financing activities:
Payment of loan costs	(11,846)	(1,619)
Repayment of senior secured notes	(6,250)	—
Proceeds from credit facilities	514,065	383,399
Repayment of credit facilities	(228,175)	(70,500)
Proceeds from issuance of convertible senior notes	150,000	—
Payment of convertible hedge transactions	(15,750)	—
Repurchase of common stock	(729)	—
Proceeds from exercise of stock options	2,359	2,583
Taxes paid related to net share settlement of equity awards	(8,420)	(2,177)
Excess tax benefit from stock-based payment arrangements	3,848	1,689
Repayment of capital lease obligations	(2,969)	(3,207)

Net cash provided by financing activities	396,133	310,168

Net increase in cash and cash equivalents	204,661	6,967
Cash and cash equivalents, beginning of period	17,510	8,047

Cash and cash equivalents, end of period	$222,171	$15,014

Supplemental disclosures of cash flow information:
Cash paid for interest	$12,537	$11,075
Cash paid for income taxes	40,513	23,108
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	1,189	2,779

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted Income From Continuing Operations to GAAP Net Income From Continuing

Operations, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses For The Portfolio

Purchasing And Recovery Business to GAAP Total Operating Expenses

(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2013		2012
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income from continuing operations, as reported	$11,012	$0.44	$18,988	$0.74
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	529	$0.02	—	—
Acquisition related legal and advisory fees, net of tax	4,205	$0.17	2,251	$0.09
Acquisition related integration and severance costs, and consulting fees, net of tax	3,304	$0.13	—	—
Acquisition related other expenses, net of tax	2,198	$0.09	—	—

Adjusted income from continuing operations	$21,248	$0.85	$21,239	$0.83

	Three Months Ended June 30,
	2013	2012
GAAP net income, as reported	$11,012	$16,596
Adjustments:
Loss from discontinued operations, net of tax	—	2,392
Interest expense	7,482	6,497
Provision for income taxes	7,267	12,846
Depreciation and amortization	2,158	1,420
Amount applied to principal on receivable portfolios	131,044	101,813
Stock-based compensation expense	2,179	2,539
Acquisition related legal and advisory fees	6,948	3,774
Acquisition related integration and severance costs, and consulting fees	5,455	—
Acquisition related other expenses	3,630	—

Adjusted EBITDA	$177,175	$147,877

Encore Capital Group, Inc.

	Three Months Ended June 30,
	2013	2012
GAAP total operating expenses, as reported	$126,238	$102,809
Adjustments:
Stock-based compensation expense	(2,179)	(2,539)
Tax lien business segment operating expenses	(3,504)	(1,513)
Acquisition related legal and advisory fees	(6,948)	(3,774)
Acquisition related integration and severance costs, and consulting fees	(5,455)	—

Adjusted operating expenses for the portfolio purchasing and recovery business	$108,152	$94,983

	June 30, 2013	December 31, 2012
Stockholders’ equity	$510,370	$405,816
Diluted shares outstanding	24,855	25,836

Stockholders’ equity per share	$20.53	$15.71

SOURCE Encore Capital Group, Inc.